UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 30, 2013

Date of Report (Date of earliest event reported)

MODERN MOBILITY AIDS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-168983	27-4677038
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

18-7001 Steeles Ave West

Toronto, Ontario M9W 0A2

Attn: Declan French

(Address of Principal Executive offices)(Zip Code)

(586) 530-5605

(Registrant’s telephone number Including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a) On November 30, 2013, the RONALD R. CHADWICK, P.C. (“RRC”) the Company’s independent certified public accountants resigned due to the retirement of the accountant who performed virtually all of the services to the Company.

The report of RRC on the Company’s financial statements for its fiscal years ended June 30, 2012 and 2011 indicated conditions which raised substantial doubt about the Company’s ability to continue as a going concern. Except as set forth in the preceding sentence, the report of RRC on the Company’s financial statements for its fiscal years ended June 30, 2010 and 2011 did not contain an adverse opinion or a disclaimer of opinion nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s fiscal years ended June 30, 2010 and 2011 and the subsequent interim periods preceding the termination, there were no disagreements with RRC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of RRC would have caused RRC to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years or subsequent interim periods.

The Company requested that RRC furnish it with a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether or not it agrees with the Company’s statements in this Item 4.01. A copy of the letter furnished by RRC in response to that request, dated March 10, 2014, is filed as Exhibit 16.1 to this Form 8-K.

(b) Effective February 26th 2014, Cutler & Co., LLC (“Cutler”), was engaged as the Company’s new independent certified accounting firm. During the two most recent fiscal years and the interim period preceding the engagement of Cutler, the Company has not consulted with Cutler regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement or event identified in paragraph (a)(1)(iv) of Item 304 of Regulation S-K. The decision to retain Cutler was approved by the Board of Directors of the Company.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of Directors

Effective January 4, 2014, our Board of Directors increased the number of members who serve on the Board of Directors to three persons and appointed Samuel Hill as a member of our Board of Directors as well as the Company’s Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary. Effective January 6, 2014, Jeffrey W. Leuchter, our director and Ruy Cabrera our director and former Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary each resigned as a director of the Company. As of such date, Mr. Hill was our sole director and executive officer. Mr. Hill has no family relationships with any executive officers or directors of the Company or persons nominated or chosen by the Company to become directors or officers. There is no arrangement or understanding pursuant to which Mr. Hill was appointed a member of the Board of Directors nor is the Company aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K with respect to Mr. Hill.

On February 10, 2014, our Board of Directors appointed Declan French as a member of our Board of Directors. Mr. French has no family relationships with any executive officers or directors of the Company or persons nominated or chosen by the Company to become directors or officers. There is no arrangement or understanding pursuant to which Mr. French was appointed a member of the Board of Directors nor is the Company aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K with respect to Mr. French.

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Effective February 24, 2014, Samuel Hill our director and former Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary resigned from such positions. On February 24, 2014, our Board of Directors appointed Preston Shea as a member of the Board as well as our President. The Board also appointed another of its members Declan French as it Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary. Mr. Shea has no family relationships with any executive officers or directors of the Company or persons nominated or chosen by the Company to become directors or officers. There is no arrangement or understanding pursuant to which Mr. Shea was appointed a member of the Board of Directors nor is the Company aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K with respect to Mr. Shea.

Resume of Declan French

Mr. French currently serves as the Chief Executive Officer for E-World and is responsible for managing the day-to-day operations and strategic direction of the firm. Prior to E-World, Mr. French held the role of Managing Director at Goldbear Capital, a boutique mergers and acquisitions firm that focused on raising capital for growing companies through private placements and public offerings. From 2009 to 2011, Mr. French served as the Vice President of Business Development for Foundation Markets, a Toronto-based investment bank where he raised private capital for start-up mining companies. Prior to this, he was the founder, Chairman, and CEO of Thinkpath Engineering Services (formerly IT Staffing Ltd.) and grew it to $45 million in revenue. While running Thinkpath, he completed an IPO and raised $30 million in capital through PIPEs. In 2008, Thinkpath Inc filed for bankruptcy and was subsequently sold to a third-party. Mr. French has also served as President for various companies including Toronto Executive Consultants, TEC Partners, Torex Computers, and Euro Terminals. Mr. French attended the University of St. Thomas where he studied Philosophy and Psychology.

Resume of Preston Shea

Mr. Preston Shea’s a member of the E-World Board of Directors, Mr. Shea has decades of expertise in the areas of business law and government regulations. Mr. Shea currently serves as a Senior Vice President of Sakha Enterprises Corp. Prior to this, Mr. Shea was the President and Secretary of Studio One Media and also served as its Chief Executive Officer. Mr. Shea practiced international immigration law and business law in Ontario, Canada, Detroit, Michigan and Phoenix, Arizona, with an emphasis on the North American Free Trade Agreement. Prior to that, he was employed by the government of Canada in various positions including Chief of Staff for the Federal Minister of the Environment, Special Assistant to the Federal Minister of International Trade, and as a Senior Investment Advisor in the Los Angeles offices of the Canadian Consulate. Mr. Shea is licensed as an Attorney in the State of Arizona and as a Barrister and Solicitor by the Law Society of Upper Canada in Ontario. He holds B.A., M.B.A. and an L.L.B.

Item 9.01  Financial Statements and Exhibits

Exhibits	Description

16.1	Letter from Accountant.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODERN MOBILITY AIDS, INC.
Date: March 10, 2014	(Registrant)

/s/ Declan French
Declan French, Chief Executive Officer

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